Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

March 29, 2024

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-271901) of our report dated March 29, 2024, with respect to the consolidated financial statements of Genenta Science S.p.A included in this Form 20-F of Genenta Science S.p.A for the year ended December 31, 2023.

/s/ Dannible & McKee, LLP
Dannible & McKee, LLP
Syracuse, New York